EXHIBIT 99.1

					   JOINT FILER INFORMATION

FORM 4


Designated Filer:		Elevation Partners, L.P.

Other Joint Filers:
Elevation Associates, L.P., Elevation Associates,
					  LLC, Elevation
Employee Side Fund, LLC, Elevation
					  Management, LLC, Marc Bodnick,
Paul Hewson, Bret
					  Pearlman and John Riccitiello


Addresses:			  The principal business address of each of the joint

					  filers listed above is 2800 Sand Hill Road, Suite
					  160,
Menlo Park, CA 94025.

Date of Event Requiring
Statement:
12/23/2005

Issuer Name and Ticker
or Trading Symbol:	    Homestore,
Inc.  (HOMS)

Signatures:

						ELEVATION ASSOCIATES, L.P.


						By:	 Elevation Associates, LLC,
							    as General Partner



						By: *
						    ------------------------------------

Name:  Fred Anderson
						    Title: Manager


						ELEVATION
ASSOCIATES, LLC


						By: *

------------------------------------
						    Name:  Fred Anderson

						    Title: Manager

						ELEVATION EMPLOYEE SIDE FUND, LLC


						By:	 Elevation Management, LLC,
							    as Managing Member



						By: *
						    ------------------------------------

Name:  Fred Anderson
						    Title: Manager


						ELEVATION
MANAGEMENT, LLC


						By:  *

------------------------------------
						    Name:  Fred Anderson

						    Title:  Manager



						*

						----------------------------------------
						Marc Bodnick



						*
						----------------------------------------
						Paul
Hewson


						*
						----------------------------------------

						Bret Pearlman


						*

						----------------------------------------
						John Riccitiello


					   * /s/ Tracy Hogan

						----------------------------------------
						Attorney-in-fact
for Reporting Persons
						pursuant to Power of Attorney

Date:
12/28/05